Chembio to Collaborate with Bio-Manguinhos/Fiocruz to Develop
Point-of-Care Zika Diagnostic Tests for Brazil

MEDFORD, N.Y., March 7, 2016 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care (POC) diagnostic tests for infectious diseases, today announced plans to collaborate with Bio-Manguinhos/Fiocruz for the development of POC Zika diagnostic tests for Brazil.
Bio-Manguinhos is the unit of the Oswaldo Cruz Foundation (Fiocruz) responsible for development and production of vaccines, diagnostics and biopharmaceuticals, primarily to meet the demands of Brazil's national public health system. Over the last 12 years, Chembio and Bio-Manguinhos have collaborated on a number of POC diagnostic tests, including HIV, Syphilis, and Leishmania.
As previously announced, under a $550,000 initial grant from the Paul G. Allen Family Foundation, Chembio will use its patented Dual Path Platform (DPP®) technology for the development of a stand-alone POC assay to detect Zika virus, as well as a multiplex POC assay to simultaneously detect Zika, Dengue, and Chikungunya viruses.  In addition, Chembio will add Zika to the POC DPP® Fever Panel Assay that is currently under development through a separate grant from the Paul G. Allen Ebola Program.
Javan Esfandiari, Chief Science and Technology Officer of Chembio commented, "The patented design of Chembio's DPP® technology, which allows separate detection of IgM and IgG antibodies, is ideally-suited for the development of point-of-care assays for Zika, Dengue and Chikungunya. We are currently testing the DPP® Zika Assay, multiplex DPP® Zika/Dengue/Chikungunya Assay, and DPP® Micro Reader with clinical specimens from Brazil, Colombia, Dominican Republic, El Salvador, Malaysia and the United States. Preliminary testing results are highly encouraging and our ongoing collaborations with Bio-Manguinhos/Fiocruz and the global scientific community are extremely helpful as we move toward a rapid and affordable solution."
John Sperzel, Chembio's Chief Executive Officer, commented, "We are pleased to work with Bio-Manguinhos/Fiocruz toward a solution for detecting Zika virus and related febrile illnesses in Brazil. Since receiving an initial grant from the Paul G. Allen Family Foundation, we have developed prototype DPP® Zika and DPP® Zika/Dengue/Chikungunya Assays and we hope to receive additional funding to accelerate the development and testing. It is essential that government, industry, and regulatory agencies work together to address the global health emergencies posed by emerging diseases such as Zika virus."
About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $8.0 billion point-of-care testing market. Chembio markets its DPP® HIV 1/2 Assay and HIV 1/2 STAT-PAK® Assay in the U.S. and internationally. The Company's SURE CHECK® HIV 1/2 Assay is marketed exclusively in the U.S. as Clearview® Complete by a single entity. Outside the U.S., Chembio markets its SURE CHECK® HIV 1/2 Assay primarily through distributors.
Chembio has developed a patented point-of-care (POC) test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products.
Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Chembio Diagnostic Systems, Inc. is a wholly-owned subsidiary of Chembio Diagnostics, Inc. For more information, please visit: www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

CONTACTS:

Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

Vida Strategic Partners (investor relations)
Stephanie C. Diaz
(415) 675-7401
sdiaz@vidasp.com